Exhibit 10.6



                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT ("Agreement") is executed effective June 14, 1996, between MILLER PROPERTIES, INC., a U.S. Virgin Islands corporation ("Seller") and GOLDEN ORANGE CENTERS, INC., a U.S. Virgin Islands corporation and a wholly owned subsidiary of H.E. Lockhart Management, Inc. ("Purchaser").

                              W I T N E S S E T H:

     A. Seller is the owner of all the real and personal property described as follows:

          All the real property and improvements located thereon known as the Orange Grove Shopping Center located in St. Croix, United States Virgin Islands (the "Shopping Center"), which property is more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all tenements, hereditaments, and appurtenances thereunto belonging (collectively, "Land");

          Together with all tangible personal property of every kind and nature owned by Seller which is installed, located or situated on the Land and used in the operation, use and enjoyment of the Land (collectively, "Personal Property") including without limitation, all fixtures, furniture, equipment and all inventories of supplies on hand as of the date of Closing;

          Together with all of Seller's rights, title and interest in and to the trade name "Orange Grove Shopping Center" ("Trade Names");

          All of Seller's rights, title and interest in and to all leases for any portion of the
          Land and all guarantees of such leases (individually, "Lease" or collectively "Leases") in effect on the Date of this Agreement.

          The Land, Personal Property, Trade names and Leases are hereinafter collectively sometimes referred to as the "Property".

     B. Seller desires to sell the Property to Purchaser and Purchaser desires to buy the Property from Seller pursuant to the provisions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.0 Sale and Purchase of Property. Subject to and on the terms and conditions provided herein, Purchaser shall buy from Seller, and Seller shall sell to Purchaser, the Property.

     2.0  Purchase Price.

          2.01 The purchase price for the Property shall be THREE MILLION FIVE HUNDRED EIGHTY FOUR THOUSAND FOUR HUNDRED TWENTY FIVE DOLLARS ($3,584,425.00) (the "Purchase Price"). The Purchase Price, after deducting the Earnest Money, and subject to such other credits, prorations and adjustments as are provided herein, shall be paid at Closing by cashier's check or other funds acceptable to Seller.

          2.02 Contemporaneously with the execution of this Agreement, Purchaser shall pay to Logan & Logan, as escrow agent ("Escrow Agent") the sum of $10,000.00 a earnest money ("Earnest Money") under this Agreement and that certain Purchase Agreement of even date herewith by and between the Seller and Fort Mylner Properties, Inc. (the "St. Thomas Agreement"). Escrow Agent shall hold the Earnest Money pursuant to the provisions of this Agreement and the St. Thomas Agreement. Escrow Agent acknowledges receipt of the Earnest Money. If the closing is consummated, then the Earnest Money shall be paid to Seller and credited towards the Purchase Price at the Closing. If the closing is not consummated, then the Earnest Money shall be paid to Seller or Purchaser as provided in Sections 12.0 and 13.0 hereof.

          2.03 At Closing, Purchaser shall assume in writing all the maintenance contracts, service contracts and other agreements described in Exhibit "B" attached hereto and made a part hereof (collectively "Contracts"). If there are any such contracts which the Purchaser does not desire to assume, then it shall notify the Seller at least thirty (30) days in advance of the Closing, and Seller will cause such contract(s) to be canceled at or prior to the Closing.

          2.04 Purchaser shall not hereby, or in connection herewith, whether by implication or otherwise, assume or become obligated or liable for any liability, indebtedness or other obligations of Seller of any nature whatsoever, whether now or hereafter existing, due or to become due, absolute or contingent, or otherwise, whether or not any such liability, indebtedness or other obligation was disclosed to Purchaser, including, without limitation, any contracts, mortgages, liens, charges, or encumbrances affecting the Seller or the Property; except the Leases and the Contracts. The provisions of this
Section 2.04 shall survive the Closing.

          2.05 Seller represents and warrants that all information and documentation previously provided by Seller to Purchaser concerning the Leases encumbering the Property, the title to the Property, the financial operating history of the Property (including, without limitation, all bookkeeping records, income and expense reports, and any other financial reports affiliated with the Property), the physical condition of the Property and its structural components and any other matters relative to the Property are materially true, accurate and complete to the best of its actual knowledge. Purchaser has examined and found satisfactory such Leases, the financial operating history of the Property (including, without limitation, all bookkeeping records, income and expense reports and other financial reports furnished by the Seller), the physical condition of the Property and its structural components and all other matters relative to the Property. Purchaser has satisfied itself with respect to market conditions affecting the Property, including, without limitation, effective market rental rates, space availability and absorption in markets competitive with the Property, insurance premiums, insurance coverage, land values, replacement costs, interest rates, discount rates, and other similar market factors. Purchaser has conducted a physical inspection of the Property. Seller and Purchaser agree that Seller shall perform, at its expense, the repairs listed on Exhibit "C" attached hereto and made a part hereof in a good and workmanlike manner consistent with the existing improvements and in accordance with all applicable territorial laws, rules and regulations. The obligation of Seller to perform the repairs listed in

Exhibit "C" shall survive the Closing. In the event that the Seller has not completed the repairs prior to Closing, Seller shall coordinate all post Closing repairs with Purchaser, and Seller shall proceed with such repairs as expeditiously as possible and shall complete the same not later than 180 days from the Closing Date. Except for the repairs set forth on Exhibit "C" attached hereto, and except as otherwise set forth in this Agreement, Purchaser agrees that the Property is being conveyed to it "AS IS, WHERE IS" without any express or implied warranties of any type concerning the physical condition of the Property, including without limitation, implied warranties of merchantability and fitness for a particular purpose.

          2.06 From and after the date of this agreement, Seller agrees to permit Buyer and its designees reasonable access at reasonable times to the Property for the purposes of making measurements, inspections, and the like.

     3.0 Seller's Representations and Warranties. Seller hereby represents and warrants to Purchaser as follows:

          3.01 Seller is a corporation duly organized, validly existing and in good standing under the laws of the Territory of the United States Virgin Islands. The execution, delivery and performance of this Agreement and the transactions contemplated herein by the Seller are within the corporate powers of Seller and have been duly authorized by all necessary corporate action by the Seller. Upon execution and delivery, this Agreement and the documents contemplated herein shall be legally binding obligations of Seller enforceable in accordance with their provisions.

          3.02 There are no actions, suits or proceedings threatened or pending against by or affecting Seller or the Property, which question the validity of this Agreement or question or impair Seller's title to the Property or of any action to be taken by Seller pursuant to or in connection with this Agreement or for any other reason, in any court or before any governmental agency.

          3.03 Up to and including the Closing Date, no one will modify or remove any of the Personal Property, except that supplies will be used and replaced in the ordinary course of business; unless such personal property is replaced with personal property of similar character and value.

          3.04 Seller will not execute any new lease, service contract or enter into any other agreement concerning the Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld, unless such lease, service contract, or agreement shall terminate prior to the effective date of the Closing.

          3.05 Seller shall continue to operate the Property in the Seller's normal manner.

          3.06 Seller will not modify, amend, cancel or terminate any of its existing Leases or Contracts without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

          3.07 Seller owns good, marketable, and insurable fee simple record title to the Land, free and clear of all encumbrances; except the rights of the tenants under the Leases, all zoning, environmental, building and all other laws, rules and regulations affecting the use or occupancy of the Property; all matters shown by As-Built surveys of the Land and the improvements located thereon, copies of which are attached hereto as Exhibit "D" and ad valorem real property taxes for the year 1995 and all years thereafter; and those encumbrances set forth in the documents attached as Exhibit "E" hereto and made a part hereof (collectively, the "Title Exceptions"). Seller owns good and marketable title to the Personal Property and the Trade Name free and clear of all encumbrances, except the loans from Banco Popular de Puerto Rico to Seller listed on Exhibit "F" attached hereto and made a part hereof.

     The parties agree that if there is any conflict between the representations and warranties of Seller contained in this Agreement which are specifically designated and intended to survive the Closing and the warranties of title contained in the Warranty Deed, then the representations and warranties contained in this Agreement which are specifically designated and intended to survive the Closing shall control.

          3.08 A complete and correct list of all Leases (including current rent, Additional Rents as defined in Section 8.05(c) hereof and security deposits) is attached hereto as Exhibit "G" and made a part hereof. There are no Leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property except as set forth in Exhibit "G". To the best of Seller's actual knowledge, the Leases which the Seller shall deliver on or before the execution of this Agreement are true and complete, are in full force and effect and there are no defaults in the payment of rent (i.e., rents which are more than thirty (30) days past due) under the Leases except as described on Exhibit "G" attached hereto. To the best of Seller's actual knowledge and belief, Seller is not in default under any of the terms and conditions of the Leases and shall not be in default under the terms and conditions of the Leases at the time of Closing.

          3.09 To the best of Seller's actual knowledge and belief without any independent investigation or inquiry, Seller has not caused or allowed any unpermitted disposal or release of hazardous substances onto the Property, into the air from the Property, or into any surface water or ground water from the Property, or into any sewer, septic system or waste treatment, storage or other disposal system servicing the Property. To the best of Seller's actual knowledge and belief without any independent investigation or inquiry, no tenant of the Property has caused or allowed any unpermitted disposal or other release of hazardous substances onto the Property, into the air, or into any ground water, or into any sewer, septic system or waste treatment, storage or disposal system servicing the property. To the best of Seller's actual knowledge and belief and without any independent investigation or inquiry, except for inventory of raw materials or goods to be sold, supplies work in progress and finished, that are to be used or sold in the ordinary course of business, Seller has not caused or allowed the storage of any hazardous substances at the Property. As used in this Agreement, the term "hazardous substances" is defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA").

     Seller has received no legal complaint, order, directive, claim, citation, or written notice by any governmental authority or any person or entity with respect to violations of law relating to: (1) air emissions; (2) spills, releases, or discharges to the soil or improvements located thereon, surface water, ground water, or the sewer, septic system or waste treatment, storage or disposal systems servicing the Property; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of hazardous substances; or (6) other environmental, health or safety laws, rules or regulations affecting the Property. To the best of Seller's actual knowledge and belief without any independent investigation or inquiry, Seller has no indebtedness, obligation or liability, absolute or contingent, matured or not matured with respect to the storage, treatment, clean up, or disposal of any hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, clean up or disposal).

     Notwithstanding any other provisions contained herein or in the Warranty Deed, the provisions of this Section 3.09 shall survive Closing for a period of one year after the Closing Date.

          3.10 Seller shall not take any action, omit to take any action, or permit the taking or omission of any action which would make any of the foregoing representations or warranties untrue in any material respect on and as of the Closing Date.

     4.0 Conditions Precedent To Purchaser's Obligations. The obligations of Purchaser hereunder are subject to the satisfaction at or prior to the Closing, of the following conditions:

          4.01 All representations and warranties made by Seller shall be materially true and correct as of Closing Date as though they were made again on such date.

          4.02 Seller shall have complied with all its obligations under this Agreement.

          4.03 There is no material adverse change in the physical condition of the Property between the effective date of this Agreement and the Closing. A "material adverse change" means damage or other destruction to a portion of the improvements comprising the Land and the Personal Property which will cost in excess of $10,000 to repair, replace or restore.

     5.0 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller as follows:

          5.01 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Territory of the United States Virgin Islands. The execution, delivery and performance of this Agreement and the transactions contemplated herein by the Purchaser are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action by the Purchaser. Upon execution and delivery, this Agreement and the documents contemplated herein shall be legally binding obligations of Purchaser enforceable in accordance with their provisions.

          5.02 There are no actions, suits or proceedings threatened or pending against, by or affecting Purchaser, which question or impair Purchaser's ability to enter into this Agreement and to perform its obligations hereunder before any court or governmental agency.

     6.0 Conditions Precedent to Seller's Obligations. The obligations of Seller hereunder are subject to the satisfaction, at or prior to the Closing, of the following conditions:

          6.01 All representations and warranties made by Purchaser shall be materially true and correct as of the Closing Date.

          6.02 Purchaser shall have complied with all its obligations under this Agreement.

          6.03 Seller and Banco Popular de Puerto Rico shall have reached an agreement acceptable to Seller to release the Property from the existing loans from Banco Popular de Puerto Rico to Seller encumbering the Property. Seller agrees to seek such an agreement in good faith.

     7.0 Title, Zoning, Survey, Access and Permits Examination. Purchaser's performance of its obligations hereunder is subject to the conditions precedent that at or before 5 p.m. on June 12, 1996 ("Condition Date") all of the following conditions shall have been satisfied or waived in writing by Purchaser, to wit:

          7.01 Purchaser shall have until the Condition Date to examine the title to the Property and to notify Seller of any valid title objections Purchaser may find, including the Title Exceptions. Seller shall then have until the Closing to cure any title objections raised by Purchaser. Seller shall, at or prior to Closing, pay all taxes and assessments which constitute a lien upon the Property (other than those not then due and payable) and shall cause the Banco Popular de Puerto Rico loans encumbering the Property to be released. If Seller fails or is unable to cure such title objections, then Purchaser shall have only the following alternatives: (1) to waive such title objections and to close the transaction contemplated thereby without any deduction in the Purchase Price unless such title objection is a monetary lien in which case Seller shall arrange for payment of same and delivery of a discharge of the lien at Closing and the Seller hereby authorizes the Purchaser to pay such amount as is necessary to discharge the lien by deducting the necessary funds from the Purchase Price; (2) to terminate this Agreement in accordance with the Subsection 12.02 hereof, or (3) to extend the date of Closing for an additional thirty (30) days to allow Seller to try to cure such objections. Purchaser shall have five (5) days from the date of notice by Seller that Seller is unable to cure any such title objections in which to elect one of the options set forth above in this Section 7.0 and Purchaser may extend the time for Closing to the extent necessary to provide such five (5) day period. If Purchaser elects option (3) above and if at the end of the such thirty (30) day period Seller has not cured such objections, then Purchaser shall have the right to elect one of options (1) through (2) above. Any liens or encumbrances filed against the Property after the Condition Date, but prior to the Closing, shall, also, be subject to the terms of this Section 7.01.

          7.02 Purchaser shall have until the Condition Date to review zoning, environmental and other laws applicable to the Property and its operation and the As-Built Surveys of the Property to determine compliance with U.S. Virgin Islands zoning, environmental and other applicable laws and to analyze the As-Built surveys for encroachments and zoning compliance. If encroachments, zoning violations or other matters adversely affect the Property, Purchaser shall, by notice in writing to the Seller delivered on or before the Condition Date, advise Seller of such matters Purchaser considers to be material which Seller shall cure at or prior to the Time of Closing. At or prior to the execution of this Agreement, Seller shall provide to Purchaser copies of all permits it has relating to the operation of the Property, including without limitation, permits relating to the standby electrical generators and sewage treatment facilities. If Seller shall fail to cure or discharge such material matters affecting the Property at or prior to the Time of Closing, Sections 12 and 13 of this Agreement shall control.

     If all said conditions are not so satisfied or waived by the Condition Date, then all deposits made hereunder shall, at Buyer's option, be returned to Buyer within three business days after the Condition Date and upon such return this Agreement shall terminate and be of no further force or effect.

     If there are any adverse changes to the zoning of the Property or if any permits now held by Seller are revoked or otherwise challenged by the appropriate governmental agency between the Condition Date and the Closing Date, then the Purchaser shall have the right to terminate this Agreement, receive a refund of the Earnest Money, and no party shall have any further rights, obligations or liabilities under, arising out of, or resulting from this Agreement.

     8.0 Closing. The closing ("Closing") of the transaction contemplated herein shall occur on or before June 27, 1996, on a date and time acceptable to Seller and Purchaser ("Closing Date") and shall be held at the law offices of Dudley, Topper and Feuerzeig, 1A Frederiksberg Gade, St. Thomas, VI 00804. If Purchaser and Seller are unable to agree upon a time and date for Closing, then such Closing shall be held on June 27, 1996, at 10:00 a.m., Atlantic Standard Time; provided, however, that in the event that Purchaser's lender (Banco Popular de Puerto Rico) is unable to close on or before such date, Purchaser may extend the Closing Date for up to 33 days (not beyond July 31, 1996), subject to the obligation of Purchaser set forth below. In the event that Purchaser requires an extension of the Closing Date pursuant to the terms and provisions of this Section, the Purchaser shall obtain and maintain all risk property insurance and comprehensive liability insurance in amounts approved by Seller and Seller's Mortgagee (but not more than Seller currently holds) over the Shopping Center (the "Insurance"), said insurance to name the Seller and Seller's Mortgagee as additional insureds until Closing. In return, Seller hereby agrees to give Purchaser a per diem credit at Closing for each day beyond June 27, 1996 that the

Shopping Center is still owned by Seller. The per diem rate shall be based on a fraction, the numerator of which will be the number of days during which Seller still holds title and the denominator of which shall be 365. If the Closing does not take place for any reason whatsoever, Purchaser shall have the right to cancel the Insurance not sooner than 30 days from the date of termination of this Agreement and Seller shall pay the per diem rate to Purchaser in addition to any other sums due and owing to Purchaser pursuant to the default provisions of this Agreement. Seller hereby agrees to assist Purchaser in its efforts to obtain the insurance contemplated by this Section and to provide and deliver such documents and information as Purchaser's insurance agents or companies may reasonably require or request. Purchaser agrees to assist Seller in any efforts Seller may make to try to transfer the Insurance to Seller after termination of this Agreement, without any liability on Purchaser's part for Seller's inability to obtain a commitment from Purchaser's insurance carrier(s) to transfer the Insurance.

          8.01 At the closing Seller shall deliver or cause to be delivered the following documents:

               (a) General warranty deed in recordable form, duly attested with Certificates of Real Property Tax Status attached in the form attached hereto as Exhibit "I" conveying to Purchaser good, marketable and insurance fee simple title to the Property, subject to Title Exceptions accepted or waived by Purchaser prior to the Condition Date as provided in Section 7.0 above (excluding the loans from Banco Popular de Puerto Rico to Seller) and those standard exceptions contained in an owner's title insurance policy which are not deleted upon receipt of the customary Seller's affidavit.

               (b) Bills of sale conveying the Personal Property to the Purchaser, together with a warranty of title and a certificate that there are no liens or other encumbrances against the Property, in the form attached hereto as Exhibit "J".

               (c) An assignment and assumption agreement for the Contracts, containing the provisions described in Subsection 8.8 below and in the form attached hereto as Exhibit "K".

               (d) An assignment and assumption agreement for the Leases, containing the provisions described in Subsection 8.7 below and in the form attached hereto as Exhibit "L".

               (e) A FIRPTA  Affidavit  in the form  attached  hereto as Exhibit
"M".

               (f)  A  corporate   resolution   authorizing   the   transactions
contemplated herein from the directors of Seller, a valid and current certificate of good standing from the Office of the Lieutenant Governor, Government of the United States Virgin Islands pertaining to Seller post dating the June 30 filing deadline for maintaining the Seller's good standing if the Closing takes place after June 30, 1996, and a certificate of incumbency certifying the identity of the officers and directors of Seller.

               (g) A Closing Statement.

               (h) A termination of the Trade Names and Consent of the Seller for the Purchaser to use the Trade Names in the form attached hereto as Exhibit "N".

               (i) Releases of the Property from any and all monetary liens, including, without limitation, those held by Banco Popular de Puerto Rico.

               (j) Certified originals of all Contracts and Leases, payment records for the tenants under the Leases and ad valorem real property tax bills assessed against the Property for the last 4 years (including 1995 if the tax bills have been issued), permits and certificate of use and occupancy.

               (k) Any other documents necessary and requested by Purchaser to consummate the transaction contemplated herein.

          8.02 At the Closing, Purchaser shall deliver or cause to be delivered the following items:

               (a) The assignment and assumption agreement for the Leases;

               (b) The assignment and assumption agreement for the Contracts;

               (c) A Closing Statement;

               (d) A corporate resolution authorizing the transactions contemplated herein from the directors of Purchaser, a certificate of good standing from the Office of the Lieutenant Governor, Government of the United States Virgin Islands pertaining to Purchaser post dating the June 30 filing deadline for maintaining the Purchaser's good standing if the Closing takes place after June 30, 1996 and a certificate of incumbency certifying the identity of the officers and directors of Purchaser.

               (e) Any other documents necessary and reasonably requested by Seller to consummate the transaction contemplated herein.

          8.03 Possession of the Property shall be delivered to the Purchaser at Closing. Seller shall retain all risk of loss, and shall maintain all insurance coverage with respect to the Property until conclusion of the Closing.

          8.04 Seller shall pay the cost of the recording fees for any documents needed to provide clear title to the Property as required under this Agreement. Purchaser shall pay the costs for any title examination and owner's policy, updated surveys and appraisals obtained by Purchaser, and for obtaining the Banco Loan. Each party shall pay its own attorney's fees. Seller shall pay the transfer stamp tax due for the deed.

          8.05 All rents, Additional Rents as defined below, amounts payable under any of the Contracts, utilities, and all other costs, expenses and income of every kind which in any manner relates to the operations of the Property (except real property ad valorem taxes) shall be prorated as of midnight of the Closing Date. Seller shall be entitled to all accrued and unpaid rentals and other receivables with respect to the Property through midnight of the Closing Date, and if such funds are received after the Closing then Purchaser shall promptly remit to Seller the funds received as set forth below. Purchaser shall use commercially reasonable efforts to assist Seller in collecting such unpaid rent and other income, but Purchaser shall not be obligated to expend any money on Seller's behalf to collect such unpaid rent and other income.

               (a) If any tenant is in arrears in the payment of rent on the Closing Date, then rents and

Additional Rents as defined below received by either Seller or Purchaser from such tenant after the Closing shall be applied in the following order of priority: (i) first to the month in which the Closing occurs and the rent shall be immediately prorated between Seller and Purchaser; (ii) then to the current month during which the rent is received; (iii) then to the months preceding the month in which the Closing occurred; and (iv) then to any month or months following the month in which the Closing occurred.

               (b) If rents, Additional Rents as defined below or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, then the appropriate amount, less a proportionate share of any attorneys' fees and costs of collection, incurred by such party in collecting such amounts, shall be promptly paid to the other party.

               (c) If any tenants are required to pay percentage rent, common area maintenance charges, operating expenses, escalation charges for real estate taxes or insurance or other charges of a similar nature (collectively
"Additional Rents") that are attributable in whole or in part to any period prior to the Closing, then whichever party receives such Additional Rents shall promptly pay to the other its proportionate share of such amounts, less any attorneys' fees and costs of collection incurred by either party in collecting such amounts. Such amounts shall promptly be paid to the party entitled. The provisions of this Section 8.5 shall survive the Closing.

          8.06 Each of the real property ad valorem taxes for the year 1995 shall be paid by Seller at or prior to the Closing if the tax bill has been issued. If one or more of the 1995 tax bills have not been issued prior to the Closing Date, then Seller shall pay each tax bill within thirty (30) days after the date Seller receives such tax bill. Upon receipt of each 1996 real property tax bill assessed against the Property, the party receiving such tax bill shall promptly send a copy of the bill to the other party. The parties shall prorate each 1996 tax bill assessed against a portion of the Property based upon the Closing Date. Each party shall pay its prorate share of such tax bill prior to the due date for such tax bill. The provisions of this Section 8.6 shall survive the Closing.

          8.07 The assignment of the Leases shall be in recordable form and shall contain an indemnification by Seller with respect to the landlord's obligations under such Leases arising on or prior to the Closing Date. Purchaser shall assume and agree to perform all the obligations of landlord arising after the Closing Date under all the Leases. The Assignment shall also contain an indemnification in favor of Seller with respect to the Landlord's obligations under the Leases arising from and after the Closing Date. Purchaser and Seller shall execute a form notice of assignment to be delivered to each tenant. Such notice shall notify the Tenant that the Lease has been assigned to the Purchaser and shall state that all future rent shall be paid to Purchaser. All security deposits shall be transferred to Purchaser by bank or certified check on the Closing Date.

          8.08 To the extent that the Contracts are assignable, Seller shall assign to Purchaser such Contracts, without warranty or recourse. Purchaser shall also assume and agree to perform all obligations of Seller under such Contracts from and after the Closing Date. The assignment of the Contracts shall contain the same cross indemnification provisions described above for the Leases. It is hereby agreed that the Seller shall be obligated to pay and shall pay for any work performed prior to the Closing Date whether or not payment is due prior to the Closing Date. The provisions of this Section 8.8 shall survive the Closing.

     9.0 Real Estate Brokers. Seller and Purchaser hereby acknowledge that no broker or finder has been employed by them in connection with the execution of this Agreement or the consummation of the transaction contemplated hereby. Each of Seller and Purchaser warrants to the other that no commissions are payable or due to any broker or finder in connection with this Agreement or the transactions contemplated herein. Each of Seller and Purchaser agrees to indemnify, defend and hold the other harmless from and against any commissions or fees or claims for commissions or fees asserted by any party with whom the indemnifying party has dealt. The provisions of this Section 9.0 shall survive the termination of this Agreement or the Closing.

     10.0 Casualty. If, prior to the Closing, the Personal Property or any improvements located on the Land are destroyed or damaged by fire or other casualty and such repairs or replacements have not been completed by Seller at Seller's expense prior to the Closing to Purchaser's reasonable satisfaction, then Purchaser shall have the right and option to terminate this Agreement in accordance with Subsection 12.2 hereof. If Purchaser does not terminate this Agreement, then all insurance money payable as a result of such casualty shall be paid to Purchaser for the purpose of making the required repairs or replacements. The provisions of this Section 10.0 shall survive the Closing.

     11.0 Condemnation. If any action or proceeding is filed (or notice of such action or proceeding given) under which all or any material portion of the Property where the Property may be taken by condemnation or other right of eminent domain, then, Seller shall immediately notify Purchaser, and at the option of Purchaser, either (a) Purchaser may terminate this Agreement in accordance with Subsection 12.2 hereof, or (b) the transaction contemplated hereby shall be closed as provided herein, and Seller shall assign to Purchaser at Closing all its rights in the condemnation proceeds.

     12.0 Termination. To the extent and under the circumstances set forth in the following paragraphs of this Section 12.0, this Agreement may be terminated at any time by the Seller or by the Purchaser prior to the Closing upon written notice to the other party.

          12.01 By a written agreement signed by Seller and Purchaser. Upon the execution and delivery of such agreement, this Agreement shell be terminated, the Earnest Money shall be immediately paid to Purchaser and no party shall have any further rights, obligations, or liabilities under, arising out of, or resulting from this Agreement.

          12.02 Purchaser may terminate this Agreement if: (a) Purchaser is entitled to terminate this Agreement pursuant to Sections 7.0, 10.0 or 11.0 hereof; or (b) the conditions precedent to Purchaser's obligations set forth in this Agreement have not been satisfied at or prior to Closing. If Purchaser elects to terminate this Agreement pursuant to the foregoing provisions, then this Agreement shall be terminated, the Earnest Money shall be paid to Purchaser and no party shall have any further rights, obligations or liabilities under, arising out of or resulting from this Agreement, except that if the Seller is in default of its obligations under this Agreement, and

Purchaser has complied with its obligations under this Agreement, then Purchaser shall also have the rights and remedies provided in Section 13.0 hereof for a default by Seller. Provided, however, if Purchaser raises any valid title objections which arise after the Condition Date or are not Permitted Exceptions as set forth in this Agreement and which cannot reasonably be cured by Seller within thirty (30) days after the effective date of Purchaser's written notice to Seller specifying the title objections, then Seller shall not be deemed to be in default of its obligations under this Agreement and Purchaser's rights shall be limited to terminating this Agreement as set forth above without the rights and remedies provided in Section 13.0 for a default by Seller.

          12.03 Seller may terminate this Agreement if the conditions precedent to Seller's obligations contained in Section 6.0 hereof have not been satisfied at or prior to Closing. If Seller elects to terminate this Agreement pursuant to the foregoing provisions, then this Agreement shall be terminated, the Earnest Money shall be paid to Purchaser and no party shall have any further rights, obligations or liabilities under, arising out of or resulting from this Agreement, except that if the Purchaser is in default of its obligations under this Agreement, and Seller has complied with its obligations under this Agreement, then Seller shall also have the rights and remedies provided in
Section 13.0 hereof for a default by Purchaser.

     13.0 Default. If Seller commits a default in the performance of any of its material obligations under this Agreement, through no fault of Purchaser, and if such default is not waived in writing by Purchaser and Purchaser elects to terminate this Agreement, then Purchaser shall be reimbursed by Seller for all attorneys fees, accounting fees, surveyor fees, fees paid to Banco Popular de Puerto Rico for the first priority loan, and such other costs and expenses incurred by Purchaser to third parties in attempting to close this transaction; provided, however, that except as specifically set forth in Section 8.0 of this Agreement, the total amount of liability of Seller to Purchaser shall not exceed the sum of $10,000.00 under both this Agreement and the St. Thomas Agreement. If Purchaser commits a default in the performance of any of its material obligations under this Agreement, through no fault of Seller, and if such default is not waived in writing by Seller and Seller elects to terminate this Agreement, then Seller shall be reimbursed by Purchaser for all attorneys fees, accounting fees, surveyor fees, fees paid to Banco Popular de Puerto Rico and such other costs and expenses incurred by Seller to third parties in attempting to close this transaction; provided, however, the total amount of liability of Purchaser to Seller shall not exceed the sum of $10,000.00 under both this Agreement and the St. Thomas Agreement. The amount due and payable to Seller shall be deducted from the Earnest Money Deposit and immediately paid to Seller. The balance of the Earnest Money Deposit, if any, shall be paid to Purchaser. No party shall have the right of specific performance and no party shall be liable for any consequential damages or other damages of any type, except for the reimbursement of the costs and expenses as provided for above.

     14.0 Notices. All notices, demands, or requests (collectively "Notice") required or permitted to be given pursuant to this Agreement shall be in writing and shall be hand delivered or sent through the United States Postal Service, by express mail or certified mail, return receipt requested, to the parties at the following addresses:

SELLER:                       Miller Properties, Inc.
                              Buccaneer Mall No. 33
                              St. Thomas, V.I. 00802

With a copy to:               G. Hunter Logan, Jr., Esq.
                              Logan & Logan
                              6 Chandlers Wharf
                              Christiansted, St. Croix, V.I. 00820

PURCHASER:                    Golden Orange Centers, Inc.
                              No. 44 Estate Thomas
                              P.O. Box 7030
                              St. Thomas, V.I. 00801

With a copy to:               A. James Casner III, Esq.
                              Dudley, Topper & Feuerzeig
                              1A Frederiksberg Gade
                              P.O. Box 756
                              St. Thomas, V.I. 00804

     Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been given shall constitute receipt of the Notice. Either party shall have the right to change its address for Notice hereunder by giving two (2) days prior notice thereof to the other party in the manner set forth above. Each notice shall be deemed effective when hand delivered, or if sent through the United States Postal Service by Express Mail or certified mail, on the date such notice is deposited with the United States Postal Service as evidenced by the return receipt.

     15.0 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser shall have the right to assign its right to purchase the Property, or portions thereof, to one or more subsidiaries as long as such assignment does not delay the Closing. Such assignment shall not release the Purchaser from its obligations under this Agreement.

     16.0 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     17.0 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Territory of the United States Virgin Islands.

     18.0 Prior Discussions and Amendments. This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the transactions contemplated herein and constitute the sole and entire agreement between the parties with respect thereto. This Agreement may not be modified or amended unless such amendment is in writing and signed by both Seller and Purchaser.

     19.0 Judicial Interpretation. If any provision of this Agreement requires judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the document. It is agreed that the agents of all parties participated in the preparation hereof.

     20.0 Survival of Agreement. All agreements, representations, and warranties contained in this

Agreement which by the terms of this Agreement are to survive the Closing shall not be merged into the documents executed and delivered at Closing.

     21.0 Confidentiality. Purchaser will maintain as strictly confidential all documents and information it derives from such access to Seller's business, and shall not use such information, documents, copies or products of its "due diligence" information for any use or purpose other than its due diligence anticipation of Closing. This Agreement does not restrict Purchaser with respect to information that Purchaser proves it acquired wholly independently of or prior to its access to Seller's business pursuant to this Agreement and the prior Confidentiality Agreement which becomes public other than by any act or omission of Purchaser. If for any reason the purchase and sale of the Property does not close, then Purchaser will return promptly to the Seller all nonpublic information obtained by it concerning Seller and the Property. Notwithstanding the foregoing, the Purchaser shall be permitted to show this Agreement and any Seller documents in its possession or to be provided by Seller to Purchaser's accountant, attorneys, title insurers, insurance agents and companies, lenders, lenders' counsel, business consultants, surveyors, appraisers, and the Virgin Islands Department of Public Works as part of the Purchaser's efforts to complete the transaction contemplated by this Agreement.

    22.0 Captions. All captions, headings, and section numbers are solely for the purpose of convenience and shall not supplement, limit or otherwise vary in any respect the text of this Agreement.

     23.0 Escrow Provisions. The Escrow Agent hereby agrees to hold the Earnest Money in its noninterest bearing trust account and shall disburse the Earnest Money pursuant to the provisions contained herein and in the escrow provisions set forth in Exhibit "O" attached hereto and made a part hereof. If there is a dispute between Seller and Purchaser over the return or forfeiture of the Earnest Money, then the Escrow Agent shall retain the Earnest Money in its trust account until it has received a written release from the parties consenting to its disposition or until disposition is ordered by a court of competent jurisdiction.

     24.0 Individual Properties. Seller and Purchaser acknowledge that this Agreement and the St. Thomas Agreement cover three separate and distinct properties. In the event that any contingency, condition precedent, title, zoning or access issue relating to only one of the properties cannot be cured to the Purchaser's satisfaction prior to Closing or any extension thereof pursuant to this Agreement, Seller shall have the option to convey the other property or properties to Purchaser, subject to Purchaser's right to decline such an opportunity, at the price for such property or properties set forth in Section
2.01 of this Agreement and the St. Thomas Agreement, all other terms and conditions of this Agreement and the St. Thomas Agreement remaining in full force and effect. In such an event, Seller and Purchaser shall execute mutual releases as to the property or properties not purchased.

     25.0 Further Acts. In addition to the acts recited in this Agreement to be performed by Seller and Purchaser, Seller and Purchaser agree to perform or cause to be performed at the Closing or for a period of one year after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties by their duly authorized officers, have executed this Agreement as an instrument under seal effective the day and year first above written.

                                                    SELLER:

                                                    MILLER PROPERTIES, INC.



                                                    By: /s/ B. READ MILLER
                                                    ----------------------------
                                                    B. READ MILLER, PRESIDENT


[SEAL]

ATTEST:

By: /s/ NANCY M. MILLER
    ---------------------------
    NANCY M. MILLER, SECRETARY

                                                   PURCHASER:

                                                   GOLDEN ORANGE CENTERS, INC.



                                                   By: /s/ JOHN P. DEJONGH, JR.
                                                     ---------------------------
                                                     JOHN P. DEJONGH, JR.,
                                                     EXECUTIVE VICE PRESIDENT


[SEAL]

ATTEST:

By: /s/ ETIENNE R. BERTRAND
    -------------------------------
    ETIENNE R. BERTRAND, SECRETARY